As Filed with the Securities and Exchange Commission on August 7, 2000
                                           Registration Number 0-26972



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          SWISSRAY International, Inc.
             (Exact name of registrant as specified in its charter)


            New York                                         16-0950197
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                         Identification Number)

                                                              Turbistrasse 25-27
320 West 77th Street, Suite 1-A                               CH-6280, Hochdorf
  New York, New York  10024                                   Switzerland
  Telephone: (917) 441-7841                        Telephone: 011 41 41 914 1200
                    (Address of principal executive offices)

                          SWISSRAY International, Inc.
                      2000 Non-Statutory Stock Option Plan
                            (Full title of the Plan)

                               Gary B. Wolff, P.C.
                                747 Third Avenue
                             New York New York 10017
                            Telephone: (212) 644-6446
                (Name, address and telephone number of agent for service.)

                         CALCULATION OF REGISTRATION FEE

  Title of                                            Proposed                  Proposed
 securities                                           maximum                   maximum            Amount of
   to be                   Amount to be           offering price                aggregate        registration
 registered                 registered               per share                 offering price       fee

Common Stock
$.01 par value              4,000,000                $1.75                      $7,000,000          $2,065.00


(1) Registration fee has been calculated based upon closing bid price of $1.75 as of August 4, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

The following documents are incorporated by reference in the registration statement:

         (a) The registrant's latest annual report on Form 10-K, as amended to date. (b) All other reports filed by the registrant pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the year covered by the Form 10- K referred to in (a) above.
         (c)      Not Applicable.
         (d) The registrant's S-1 Registration Statement and exhibits as most recently amended and filed August 4, 2000.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

The total number of shares authorized which the corporation shall have authority to issue is 101,000,000 shares, of which 100,000,000 shares shall be Common Stock, par value $.01 per share without cumulative voting rights and without any preemptive rights and 1,000,000 shares shall be Preferred Stock, par value $.01 per share.

Item 5.  Interest of Named Experts and Counsel.

Not Applicable

Item 6.  Indemnification of Directors and Officers.

Section 721 through 726 inclusive of the New York Business Corporation Law contains provisions relating to the indemnification of officers and directors. Additionally, Article "7" of the Registrant's Articles of Incorporation (as amended) reads as follows:

         "7. No director of the Corporation shall be personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity, provided that nothing contained in this Article shall eliminate or limit the liability of any director if a judgment or final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law to which he was not legally entitled or that his acts violated
         Section 719 of the New York Business Corporation Law."

Item 7.           Exemption from Registration Claimed.

Not applicable

Item 8.  Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index elsewhere herein.

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by section 10(a)(3)
                          of the Securities Act of 1933;

                      (ii) To  reflect  in  the  prospectus  any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

                      (iii) To include  any material information with respect to the plan of distribution not previously disclosed in the registration statement;

Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 124c-3 under the
         Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Hochdorf, Switzerland on July 31, 2000.


                                                    SWISSRAY INTERNATIONAL, INC.


                                                    /RUEDI G. LAUPPER/
                                                    ------------------
                                                By:  Ruedi G. Laupper, President



Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

         Name                                                          Date



/Ruedi G. Laupper/                                                 July 31, 2000
----------------------------------------
Ruedi G. Laupper, President and
 Chairman of the Board of Directors


/Josef Laupper/                                                    July 31, 2000
-------------------------------------------
Josef Laupper, Secretary-Treasurer
and a Director


/Dr. Erwin Zimmerli/                                               July 31, 2000
----------------------------------------
Dr. Erwin Zimmerli, Director


                                                                   July   , 2000
-------------------------------------------------
Dr. Sc. Dov Maor, Director


/Ueli Laupper/                                                     July 31, 2000
-------------------------------------------
Ueli Laupper, Director


/Michael Laupper/                                                  July 31, 2000
-----------------------------------------

Michael Laupper, CFO



                                                              Page in Sequential
Exhibit Index.                                                     Number system



(1)               Not Applicable
(2)               Not Applicable
(3)               Not Applicable
(4)               Instrument defining the rights of security holders -
                    2000 Non-Statutory Stock Option Plan                       7
(5)               Consent and Opinion of Gary B. Wolff, P.C., 747 Third
                  Avenue,  New  York,  New  York  10017  regarding  legality of securities registered under this Registration
                  Statement and to the references to such attorney
                  in the Registration Statement on Form S-8                   16
(6)               Not Applicable
(7)               Not Applicable
(8)               Not Applicable
(9)               Not Applicable
(10)              Not Applicable
(11)              Not Applicable
(12)              Not Applicable
(13)              Not Applicable
(14)              Not Applicable
(15)              Not Applicable
(16)              Not Applicable
(17)              Not Applicable
(18)              Not Applicable
(19)              Not Applicable
(20)              Not Applicable
(21)              Not Applicable
(22)              Not Applicable
(23)              Consent of Feldman Sherb Horowitz & Co., ,P.C.,
                  Certified Public Accountants for the Company
                  for years ended June 30, 1998 and June 30, 1999             17
(24)              Not Applicable
(25)              Not Applicable
(26)              Not Applicable
(27)              Not Applicable
(99)              Not Applicable